SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tessera Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1620029
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3099 Orchard Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-108518

Securities to be Registered Pursuant to Section 12(b) of the Act:  None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-108518) as originally filed with the Securities and Exchange Commission on September 4, 2003 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number		Description

3.1	*	Restated Certificate of Incorporation as in effect prior to completion of the offering.

3.2	*	Restated Certificate of Incorporation to be in effect upon completion of the offering.

3.3	**	Bylaws as in effect prior to completion of the offering.

3.4	*	Bylaws to be in effect upon completion of the offering.

4.1	***	Specimen Common Stock Certificate.

4.2	****	Registration Rights Agreement, dated as of January 31, 2003, by and among registrant and the stockholders party thereto.

4.3	****	Warrant to purchase 6,698 shares of Common Stock, issued on October 27, 1993 to Lerner, David, Littenberg, Krumholz & Mentlik.

4.4	****	Warrant to purchase 21,588 shares of Series C 10% Cumulative Convertible Preferred Stock, issued on May 5, 1999 to LINC Capital, Inc.

4.5	****	Warrant to purchase 6,666 shares of Series E 10% Cumulative Convertible Preferred Stock, issued on December 15, 1999 to Transamerica Business Credit Corp.

4.6	****	Form of warrants to purchase an aggregate of 251,987 shares of Common Stock, issued on February 4, 2000 and July 1, 2000.

* Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to Registration Statement on Form S-1 of Tessera Technologies, Inc. filed on October 20, 2003, as amended (Registration No. 333-108518).

** Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to Registration Statement on Form S-1 of Tessera Technologies, Inc. filed on September 25, 2003, as amended (Registration No. 333-108518).

*** Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to Registration Statement on Form S-1 of Tessera Technologies, Inc. filed on November 7, 2003, as amended (Registration No. 333-108518).

**** Incorporated by reference to the identically numbered exhibit to Registration Statement on Form S-1 of Tessera Technologies, Inc. filed on September 4, 2003, as amended (Registration No. 333-108518).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2003	Tessera Technologies, Inc.

	By:	/S/ CHRISTOPHER M. PICKETT

Christopher M. Pickett Senior Vice President and General Counsel

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